UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In June 2011, the Financial Accounting Standards Board (FASB) issued amendments to financial accounting standards related to the presentation of comprehensive income which requires entities to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. These amendments, with retrospective application, are effective for interim and annual periods in fiscal year 2012. Set forth below are consolidated statements of comprehensive income (loss) of Allegheny Technologies Incorporated (“ATI”) for the years ended December 31, 2011, 2010 and 2009. Other than the change in presentation, these changes did not have an impact on the consolidated financial statements.

Allegheny Technologies Incorporated

Consolidated Statements of Comprehensive Income (Loss)

(In millions)

	ATI Year ended December 31,			Noncontrolling Interests Year ended December 31,			Total Year ended December 31,
	2011	2010	2009	2011	2010	2009	2011	2010	2009
Net income	$214.3	$70.7	$31.7	$8.8	$8.0	$6.3	$223.1	$78.7	$38.0
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(3.1)	(8.6)	21.9	5.8	3.2	0.3	2.7	(5.4)	22.2
Pension plans and other postretirement benefits	(277.1)	24.2	19.9	—	—	—	(277.1)	24.2	19.9
Unrecognized gains (losses) on derivatives	3.8	(7.2)	31.2	—	—	—	3.8	(7.2)	31.2
Unrealized losses on equity securities	(0.1)	—	—	—	—	—	(0.1)	—	—

Other comprehensive income (loss), net of tax	(276.5)	8.4	73.0	5.8	3.2	0.3	(270.7)	11.6	73.3

Comprehensive income (loss)	$(62.2)	$79.1	$104.7	$14.6	$11.2	$6.6	$(47.6)	$90.3	$111.3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Dale G. Reid
Dale G. Reid Executive Vice President, Finance and Chief Financial Officer

Dated: July 27, 2012